EXHIBIT 23.9

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Air France S.A.:

We consent to the use in this Registration Statement of “Air France” on Form F-4 of our report on the consolidated financial statements as of December 31, 2002 and 2001 of Amadeus Global Travel Distribution, S.A., dated December 5, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche España S.L.

Madrid, Spain

March 31, 2004